Exhibit 99.3
TO THE HOLDERS OF THE 7.84%
SENIOR NOTES DUE OCTOBER 10, 2006
OF DORAL FINANCIAL CORPORATION:
(CUSIP 320214AA7)*
Re: APPOINTMENT OF SUCCESSOR TRUSTEE
     Pursuant to Section 608(f) of the Indenture dated as of October 10, 1996 between Doral Financial Corporation, as successor-in-interest to First Financial Caribbean Corporation (the “Company”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Original Trustee”), the Company hereby notifies the holders of the above-referenced securities that as of the date hereof, the resignation of the Original Trustee and the appointment of U.S. Bank National Association, as successor trustee, have become effective.
     The Corporate Trust Office of the successor trustee is located at:
U.S. Bank National Association
Corporate Trust Service
One Federal Street — Third Floor
Boston, MA 02110
     The Original Trustee will continue to serve as Registrar and Paying Agent with respect to the above-referenced securities.

Dated: November 30, 2005	DORAL FINANCIAL CORPORATION

* This CUSIP number has been assigned by Standard and Poor’s, and is included solely for the convenience of the holders. None of the Original Trustee, the successor trustee or the Company is responsible for, nor does any of them make any representation regarding, the selection, use or correctness thereof.